Exhibit 10.34

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This SECOND AMENDMENT to EMPLOYMENT AGREEMENT, dated effective as of June 5, 2011 (the “Amendment”), is made by and between by and between Deer Valley Homebuilders, Inc., an Alabama corporation, whose principal place of business is located at 205 Carriage Street, Guin Alabama 35563 (the “Company”) and Charles L. Murphree, Jr. (the “Employee”), an individual currently residing at the address set forth on the signature page to this Amendment.

BACKGROUND INFORMATION

Company and Employee entered into an Employment Agreement on January 18, 2006, which was subsequently amended on February 26, 2010 (as amended, the “Employment Agreement”). The parties now wish to increase the Employee’s compensation and make certain other amendments, all as provided herein. In addition, Deer Valley Acquisition, Corp., the Company, the Employee and certain other former shareholders of the Company entered into that certain Common Stock Purchase Agreement dated November 1, 2005 (the “Common Stock Purchase Agreement”). The parties wish to acknowledge that certain provisions in the Common Stock Purchase Agreement are of no force and effect. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

OPERATIVE PROVISIONS

1. Amendment to Section 1. Effective as of the date of this Amendment, Section 1 of the Employment Agreement is amended by deleting Section 1 in its entirety, and by substituting, in lieu thereof, the following:

“The Company hereby employs Employee and the latter hereby accepts employment by the Company for a period commencing on the date of this Amendment and ending on January 18, 2016 (the “Term”).

2. Amendment to Section 3(a). Effective as of the date of this Amendment, Section 3(a) of the Employment Agreement is amended by deleting Section 3(a) in its entirety, and by substituting, in lieu thereof, the following:

“Fixed Compensation. For the services to be rendered by the Employee under this Agreement the Company shall pay Employee annual fixed compensation (“Fixed Compensation”) as follows: (i) $78,000 per year (inclusive of any amounts subject to federal or state employment related withholding requirements) for the period commencing on the date of this Amendment and ending on June 4, 2013, and (ii) $91,000 per year (inclusive of any amounts subject to federal or state employment related withholding requirements) for the period commencing on June 5, 2013 and ending on January 18, 2016. Such Fixed Compensation shall be payable in arrears in equal weekly installments or otherwise as the parties may agree.”

2. Amendment to Section 4(a). Effective as of the date of this Amendment, Section 4(a) of the Employment Agreement is amended by deleting Section 4(a) in its entirety, and by substituting, in lieu thereof, the following:

“Termination and Termination Payment. The Company or the Employee may terminate Employee’s employment at any time, with or without cause, by providing thirty days prior written notice thereof to the other party. If, at any time during the Term of this Agreement, the Employee is terminated by the Company other than for Cause (as defined in Section 4.b. below), then the Company shall, as severance pay, pay the Employee his regular Fixed Compensation, at the rate in effect hereunder immediately prior to such termination, which shall be payable in installments on Company’s regular payroll dates, from the date of such termination until the earlier of (i) twenty-four months after the date of such termination, or (ii) the end of the Term. If, at any time during the Term of this Agreement, the Employee terminates his employment for Good Reason (as such term is defined below), then the Company shall, as severance pay, pay the Employee his regular Fixed Compensation, at the rate in effect hereunder immediately prior to such termination, which shall be payable in installments on Company’s regular payroll dates, from the date of such termination until the earlier of (i) twelve months after the date of such termination, or (ii) the end of the Term. For avoidance of doubt, no severance payment will be due to the Employee upon the Employee voluntarily terminating the employment relationship other than termination for Good Reason, upon termination of the employment relationship due to the Employee’s death or Disability (as discussed at Section 4(c) below), or upon termination by the Company for Cause. A termination of employment by Employee for “Good Reason” shall mean a termination by Employee of his employment with the Company due to (i) the reassignment of Employee’s principal place of employment to a location more than fifty (50) miles from 205 Carriage Street, Guin Alabama 35563, or (ii) the failure of the Company to obtain the assumption of this Agreement by any successor to the Company; provided, however, the Employee shall provide written notice to the Company specifying in reasonable detail the circumstances claimed to provide the basis for such termination, and the Company shall fail to correct the circumstances set forth in Employee’s notice of termination within 20 days of receipt of such notice.”

3. Amendment to Section 5(b). Effective as of the date of this Amendment, Section 5(b) is amended by deleting Section 5(b) in its entirety and by substituting, in lieu thereof, the following:

“Non-compete. Employee agrees and covenants that Employee shall not, directly or indirectly, anywhere within any state in which the Company conducts its business (the “Restricted Territory”) for a period from the date of this Amendment until the earlier of (i) date two-years after termination of Employee’s employment with the Company, or (ii) the end of the Term (the “Restriction Period”): (a) form, acquire, finance, assist, support, or become associated as an employee, agent, partner, shareholder, coventurer or otherwise, directly or indirectly, with, or engage in, a Competitive Business (as defined below); (b) for the purpose of conducting or engaging in any Competitive Business, call upon, solicit, advise or otherwise do, or attempt to do business with any suppliers, Customers or accounts of the Company or take away or interfere or attempt to interfere with any customer, trade, business or patronage of the Company; or (c) interfere with or attempt to interfere with or hire any officers, employees, representatives or agents of the Company, or any of the Company’s subsidiaries or Affiliates, or induce or attempt to induce any of them to leave the employ of the Company or any of the Company’s subsidiaries or Affiliates, or violate the terms of their contract with any of them. Employee shall not use or disclose, after the date hereof, any proprietary information or know-how of the Company in any Competitive Business. Notwithstanding the foregoing, if, at any time during the Term of this Agreement, the Employee terminates his employment for Good Reason, then the Restriction Period shall end on the earlier of (i)

the date one-year after termination of Employee’s employment with the Company, or (ii) the end of the Term. In addition, notwithstanding the foregoing, if, at any time during the Term of this Agreement, the Company terminates the Employee for Cause, then the Restriction Period shall end on the earlier of (i) the date six months after termination by the Company of Employee’s employment, or (ii) the end of the Term.”

4. The Employee hereby agrees and acknowledges that paragraph 5(f) of the Employment Agreement is hereby deleted in its entirety and is of no further force and effect.

5. Common Stock Purchase Agreement. The Employee hereby agrees and acknowledges that each of paragraphs 2.4, 2.5, and 2.6 of the Common Stock Purchase Agreement is void and is of no further force and effect.

6. Ratification of Employment Agreement. The terms and conditions of the Employment Agreement that have not been modified by this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto effective as of the 5th day of June, 2011.

“Company”

DEER VALLEY HOMEBUILDERS, INC.

By:	/s/ Joel Logan
Name:	Joel Stephen Logan, II
Its:	President

“Employee”

/s/ Charles Murphree
Charles L. Murphree, Jr., individually

Address:

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